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                                   EXHIBIT F-1

                         Preliminary Opinion of Counsel


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                     General Offices:             Tel:  (517) 788-2151
                     212 West Michigan Avenue     Fax: (517) 788-0768
                     Jackson, MI 49201            e-Mail Address:
                                                     damikelonis@cmsenergy.com


                                                  DAVID A. MIKELONIS
                                                  Senior Vice President
                                                  and General Counsel



                                            October 20, 2000






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Consumers Energy Company - Preliminary Opinion of Counsel
        File No. __________

Ladies and Gentlemen:

        I am General Counsel for Consumers Energy Company ("Consumers"), a Michigan corporation. I have examined Consumers' Application/Declaration on Form U-1 (the "Application/Declaration" filed on October 20, 2000, with the Securities and Exchange Commission ("the "Commission") under the Public Utility Holding Company Act of 1935 (the "Act") requesting an order of the Commission under the Act approving the direct acquisition by Consumers of all the voting securities of Michigan Electric Transmission Company ("Michigan Transco"), and granting such other authorization as may be necessary in connection therewith. Such acquisition is to be effected through the transactions described in the Application/Declaration.

        In rendering this opinion, I have examined and relied upon a copy of the Application/Declaration. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.



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         Based on the foregoing, it is my opinion that:

         1. Consumers is duly incorporated and validly existing under the laws of the State of Michigan, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Application/Declaration.

         2. Assuming the transaction is accomplished as described in the Application/ Declaration: (i) all laws of the State of Michigan applicable to the transaction will have been complied with, (ii) Consumers will legally acquire all of the issued and outstanding voting securities of Michigan Transco, (iii) the consummation of the Transfer Transaction proposed in the Application/Declaration will not violate the legal rights of the holders of any securities issued by Consumers or any associate company

        For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Consumers and that such laws will be the only laws applicable to the Company.

        I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

        I hereby consent to the filing of this opinion as an exhibit to the Application/Declaration. This opinion letter may not be used for any other purpose or relied on by or furnished to any other party without my prior written consent.

                                                     Very truly yours,


                                                     /s/ David A. Mikelonis
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